Exhibit 99.2

John H. Harland Company
Transcript of Q1 2006 Earnings Conference Call
May 4, 2006

John H. Harland Company - CORPORATE PARTICIPANTS
Tim Tuff - Chairman, President and Chief Executive Officer
Charlie Carden - Senior Vice President and Chief Financial Officer Henry Bond - Vice President, Investor Relations & Treasurer

PRESENTATION CONFERENCE CALL PARTICIPANTS
John Kraft
D.A. Davidson & Co. - Analyst
Nik Fisken
Stephens Inc. - Analyst

PRESENTATION

Operator
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Good day, everyone, and welcome to the John H. Harland Company first-quarter
2006 earnings results conference call. Just as a reminder, today's conference is being recorded.

At this time, for opening remarks and introductions, I would like to turn the conference over to Mr. Henry Bond, Vice President of Investor Relations, Treasurer. Please go ahead, sir.

Henry Bond - John H. Harland Company - VP of IR & Treasurer
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Thank you, Laurie. Thanks for joining us on Harland's 2006 first-quarter earnings conference call. Also with me this morning are Tim Tuff, Chairman and Chief Executive Officer, and Charlie Carden, Chief Financial Officer. In accordance with Reg FD, this call is open to all interested parties, and is being broadcast live over Harland's website at www.harland.net.

I would like to make a brief cautionary statement that certain words and phrases such as it should result or will continue, estimated or projected and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to certain risks and uncertainties that could cause the actual results to differ materially from the Company's historical experience and present expectations or projections. Caution should be taken not to place undue reliance on such forward-looking statements that speak only as of this date. The very factors that affect the Company's financial performance could cause the actual results for future periods to differ materially from any opinions or projections. These factors are discussed in some detail in our press release, our 10-K and our 10-Q, and I would refer you to these for further clarification.

With that out of the way, I'll turn the call over to Charlie Carden.

Charlie Carden - John H. Harland Company - SVP, CFO
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

Thank you, Henry, and good morning. For the first quarter of 2006, Harland's sales of $273.5 million were up $57.7 million or 26.7% from $215.8 million for the first quarter of 2005. Net income for the first quarter was $21.3 million, up $4.0 million or 23.5% from last year's first-quarter net income of $17.3 million. Diluted earnings per share for this year's first quarter were $0.78, up $0.16 or 25.8% from diluted earnings per share of $0.62 for the first quarter of 2005.

Improved operating performance for the quarter in all three segments was partially offset by increased interest expense, increased Corporate costs and a higher effective tax rate. FASB 123(R) was implemented on January 1, 2006. Upon adoption, a pre-tax benefit of $566,000 or $0.01 per diluted share was recognized and recorded as a separate line item on the income statement as the cumulative effect of a change in accounting principle to reflect the requirement to estimate forfeitures of restricted stock grants at the date of grant instead of recognizing them as incurred.

Additionally, compensation costs increased $1.3 million pre-tax or $0.03 per diluted share in the first quarter of 2006 as a result of the requirement to expense stock options. Prior to the adoption of FASB 123(R), the Company considered stock-based compensation costs to be a Corporate expense except for certain grants made in 2004 to replace an incentive agreement related to an acquisition. Effective with the first quarter of 2006, stock-based compensation costs are being assigned to the Company's operating segments along with performance-based 401(k) contribution accruals for individuals in the operating segments that are participants in these compensation programs.

In the first quarter of 2006 a total of $2.9 million of such costs were assigned to the three operating segments. Similar costs in prior periods have been reclassified to operating segments for comparability. A total of $1.0 million of such costs were reclassified from Corporate to the three operating divisions for the first quarter of 2005. The assignment of these costs from Corporate to the three operating segments has the effect of reducing gross profit and pre-tax income from previous levels for each of the operating segments.

Turning to operations. The previously mentioned increase of 26.7% in consolidated sales for the first quarter of 2006 reflected sales improvements in all three segments with each segment reporting organic growth for the quarter. Sales for Printed Products increased 23.0% primarily due to the Liberty acquisition, higher volumes in Integrated Client Solutions, Forms and Harland Business Solutions and higher per-unit pricing in legacy checks, partially offset by lower volumes in legacy checks. Organic growth for Printed Products was 3.5% for the first quarter of 2006. Sales for Software & Services for the first quarter of 2006 increased 49.8% compared with the 2005 first quarter due to acquisitions, increased sales of Core Systems and Lending Solutions partially offset by lower sales of Mortgage Solutions and Retail Solutions. Organic growth for Software & Services was 6.1% for the first quarter of 2006.

Sales for Scantron increased 5.3% compared to the first quarter of 2005, all organic, primarily due to increased sales of forms and the newer software products in Testing & Assessment, increased sales of open system maintenance and installation services and Service Group and increased sales of custom forms and survey services in Data Collection, partially offset by decreased sales of legacy software products in Testing & Assessment and decreased scanner sales in Data Collection. Consolidated gross profit for the first quarter of 2006 was $134.3 million or 49.1% of sales compared with $104.5 million or 48.4% of sales for the first quarter of 2005. The $29.8 million or 28.5% increase in gross profit was primarily the result of increased sales. The increase in gross profit as a percentage of sales was primarily due to higher average pricing and lower manufacturing costs in Printed Products.

Consolidated SG&A expenses for the first quarter of 2006 were $92.5 million or 33.8% of sales, compared to $74.4 million or 34.5% of sales for the first quarter of 2005. The increase in SG&A expenses was primarily due to the impact of acquisitions and higher expenses for Corporate and Software & Services, partially offset by lower expenses for Scantron.

The balance of my comments will be focused on the operations of our three business segments.

The Printed Products segment consists of Checks, Harland Business Solutions and Integrated Client Solutions. Checks includes most of the Liberty operations that were acquired in June of last year.

The Software & Services segment includes Harland Financial Solutions and Harland Services & Payment Solutions. Harland Financial Solutions includes Core Systems, Retail & Lending Solutions and the Cavion operation acquired from Liberty. Cavion provides Internet web site design and hosting and Internet banking services for credit unions and community banks. Retail & Lending Solutions is a combination of the Lending Solutions, Mortgage Solutions and Retail Solutions business units. Effective January 1, 2006, the MCIF database operations acquired from Liberty were transferred from Checks to Retail Solutions. Core Systems includes Financialware, which was acquired on January 31, 2006. Financialware provides enterprise content management solutions.

Harland Services & Payment Solutions includes the card services and educational services operations acquired from Liberty, the startup fraud prevention solutions business and, effective January 1, 2006, the EFT operations acquired from Intrieve. Previously, the EFT business was included in Core Systems.

Scantron is the third segment, and includes Data Collection, Testing & Assessment and the Service Group.

Turning to Printed Products. Printed Products segment income in the first quarter increased 33.1% from $24.4 million in the first quarter of 2005 to $32.4 million in 2006, primarily due to income related to Liberty and increased sales in all business units. Printed Products sales increased 23.0% from $140.4 million for the first quarter of 2005 to $172.8 million in 2006. Organic sales growth was 3.5% for Printed Products during the first quarter of 2006, compared to the first quarter of 2005. Checks reported a sales increase of 27.4%. Integrated Client Solutions reported a 20.6% increase and Harland Business Solutions reported a 4.8% increase. Excluding the impact of the Liberty acquisition, the Checks sales increase was primarily attributable to a 3.1% increase in average price per unit in the legacy imprint operations partially offset by a 2.0% decrease in unit volume in its legacy imprint operations for the quarter compared to the same period a year ago. The increase in average price per unit resulted primarily from a price increase implemented during the first quarter of 2006. The unit volume decrease primarily reflects a continued general decline in check usage.

As mentioned earlier, Integrated Client Solutions sales were up 20.6% for the first quarter of 2006 compared to the first quarter of 2005, primarily due to an increase in volumes for direct marketing customers, the addition of a new credit card client and the addition, effective January 1, 2006, of direct marketing business acquired from Liberty that was previously included in the Checks business unit.

Harland Business Solutions sales were up 4.8% in the first quarter of 2006 compared to the first quarter of 2005 primarily due to increased volume through the financial institution and retail channels partially offset by lower sales through the software customer channel due primarily to lower average pricing. Lower manufacturing costs as a percentage of sales for the Printed Products segment also contributed to this increase in segment income. The decrease in manufacturing costs as a percentage of sales resulted primarily from improved pricing and lower depreciation expense for digital printing equipment as that equipment is becoming fully depreciated.

Partially offsetting the impact of increased sales and lower manufacturing costs as a percentage of sales were increased SG&A expenses as a percentage of sales. The increase in SG&A expenses as a percentage of sales resulted primarily from the implementation of stock option expensing in 2006, increased performance-based 401(k) contribution accruals and higher call center expenses.

As mentioned earlier, Software & Services recorded a sales increase of 49.8% in the first quarter compared to the same quarter in 2005, due to the Intrieve, Liberty and Financialware acquisitions and organic growth of 6.1%. The organic sales growth was attributable to increased sales for Core Systems and Lending Solutions, partially offset by lower sales of Mortgage Solutions and Retail Solutions in the first quarter of 2006 compared to the first quarter of 2005. Sales were stronger in both bank and credit union Core Systems for the quarter. Sales of compliance solutions were strong in Lending Solutions, with a combination of growth from existing customers and new customer additions.

Sales of E3 continued to be weak in Mortgage Solutions as well as teller and platform sales in Retail Solutions. Although sales for Lending Solutions were up, they continue to be affected by an increase in usage-based contracts compared with perpetual agreements. The usage-based contracts deferred revenue recognition into future periods. In addition to the sales increase, backlog increased $145.6 million or 131.4% from last year's first quarter to $256.4 million. The increase in backlog from the prior year was primarily due to acquisitions and stronger bookings for Lending Solutions and bank Core Systems. Excluding the impact of acquisitions, backlog increased $12.3 million or 11.1% compared to the 2005 first quarter. Backlog increased $1.1 million or 0.4% in the fourth quarter of 2005 primarily due to the Financialware acquisition.

Segment income for the first quarter of 2006 was $5.6 million, up 33.5% compared to the 2005 first-quarter segment income of $4.2 million primarily due to income from acquisitions. Segment income as a percentage of sales decreased from 8.8% in the first quarter of 2005 to 7.8% in the first quarter of 2006 primarily due to the implementation of stock option expensing in 2006, increased performance-based 401(k) contribution accruals and mix of business. The first quarter of 2006 included a higher percentage of service bureau sales in Core Processing. The lower margin business from the Liberty acquisition and business development expenses in the new Services &Payment Solutions business were also a factor.

Scantron sales increased 5.3% to $29.7 million in the first quarter of 2006 compared with $28.2 million for the first quarter of 2005 due primarily to increased sales of forms and test scoring machines in Testing & Assessment, increased sales of equipment maintenance and installation services in the Service Group and increased sales of forms, survey services and software in Data Collection. These increases were partially offset by lower sales of software products in the education market in Testing & Assessment and lower sales of scanners in Data Collection.

Increased sales of newer technology products in the education market were more than offset by lower sales of legacy software products. Revenue for the newer technology products is recognized ratably over the contract term, which results in deferrals of revenue into future periods, whereas revenue for the legacy software products is generally recognized when the product is shipped.

Segment income of $8.0 million was up 24% for the first quarter of 2006 compared to the 2005 first quarter primarily due to the sales increases just mentioned and lower SG&A expenses resulting largely from decreased selling, marketing and product development expenses.

Now, turning to Corporate SG&A expenses which increased $2.3 million or 38.5% in the first quarter of 2006 compared to the first quarter of 2005. The increase was primarily due to increased stock compensation costs largely due to the adoption of FASB 123(R), increased incentive compensation accruals based on the strong year-to-date performance and increased deferred compensation costs resulting from an increase in the fair value of the assets of a nonqualified deferred compensation plan.

Interest expense for the first quarter was $3.7 million, an increase of $2.5 million from the first quarter of 2005 primarily due to increased debt outstanding and higher interest rates. Long-term debt, including the current portion, was $268.8 million at the end of the first quarter, up $175.0 million compared with $93.8 million at the end of last year's first quarter. The Company continues to have strong cash flow as indicated by the fact that long-term debt was up only $175.0 million over the last year despite acquisitions totaling $246.8 million, $61.9 million of stock repurchases, $15.9 million of dividend payments and upfront contract payments of $25.9 million. We now expect interest expense to be approximately $14 million in 2006, which reflects the impact of stock repurchases in the first quarter.

The effective tax rate was 38.9% for the first quarter of 2006, compared with 38.0% for the first quarter of 2005. The increase was primarily due to the expiration of tax benefits related to Puerto Rico operations and a higher state rate reflecting the impacts of recent acquisitions. The ongoing effective rate for 2006 operations is now projected to be approximately 39.0%.

During the first quarter we repurchased 507,100 shares of the Company's common stock at an aggregate cost of $18.7 million or $36.95 per share. There are 2,492,900 shares remaining under the current Board authorization to repurchase shares. We now expect average diluted shares outstanding for 2006 to be approximately 27.5 million as a result of the repurchases during the first quarter.

The Board declared a quarterly dividend of $0.15 per share payable May 26, 2006 to shareholders of record as of May 17, 2006.

Turning to the outlook, we had a great first quarter with earnings per share above our original expectations. Looking ahead, we expect second quarter earnings to be in the $0.61 to $0.66 range. The anticipated decline from first-quarter earnings is largely driven by a decline in Printed Products income reflecting a full quarter's impact of the major customer loss in Checks that was effective in March, the seasonal nature of Harland Business Solutions and Integrated Client Solutions and fewer open positions in the Printed Products segment.

Annual salary increases that were effective April 1st and annual stock awards that are made during the second quarter will also impact the second quarter comparison with the first quarter. Additionally, the first quarter included the one-time benefit of $0.01 per share associated with the change in accounting for restricted stock forfeitures upon adoption of FASB 123(R). That being said, we expect this year's second quarter will be near last year's record level despite last year's second quarter including the benefit of contract buyout payments totaling $6.0 million or equivalent to $0.13 per diluted share. Additionally, this year's second quarter will include the incremental impact of stock option expensing resulting from the adoption of FAS 123(R).

For the full year, we are increasing our guidance and expect earnings will be in the range of $2.92 to $2.97.

That concludes the financial discussion. I would now like to turn the call over to Tim.

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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Well, thank you, Charlie, and thank all of you for joining us this morning as we discuss our results for the first quarter and our outlook for the remainder of the year.

Simply put, it was a great quarter. We achieved record results in sales, net income and earnings per share, with each of our three segments posting increases in both sales and segment income. In our last conference call, I indicated that we expected organic growth rates to pick up, and I'm pleased to report that we have begun to see that happening. I will discuss individual organic growth rates for each segment in a few minutes, but for the Company overall, organic sales growth was 4.4%.

I would like to now give you an overview of the progress we're making in each segment, starting with Printed Products.

Printed Products had a strong quarter, with sales in each part of the business increasing year over year. Segment sales increased 23.0% in the quarter year over year, and segment income grew 33.1%. The increase in segment sales was largely attributable to the Liberty acquisition. Organic growth for Printed Products in the quarter was 3.5%, driven largely by an increase in the average price per check unit.

The integration of Liberty continues to go well. As I mentioned in February, our focus in the first quarter was on consolidating Liberty's production facilities into our existing network. The consolidation went smoothly, and we completed it in April, ahead of schedule.

Excluding Liberty, check volumes decreased 2.0% in the quarter year-over-year. However, as we have moved Liberty orders into our plants, we have continued to hit record levels of productivity. Excluding Liberty, overall unit pricing increased 3.1% in the quarter year-over-year, the first time since the fourth quarter of 2003 that we have seen an increase in the average price per unit. In general, however, pricing remains competitive in bid situations especially with larger accounts. This is consistent with what we have seen in recent years.

We continue to set ourselves apart through our Value Proposition. We're developing differentiated products and services that help financial institutions attract, retain and grow profitable customer relationships, and we are seeing increasing interest in these new offerings.
We actually welcome programs being offered by many of the major banks, like free checking. Our whole Value Proposition is based on the premise that the more successful that we can make our customers in attracting and retaining customers, the more successful we will be.

Harland Business Solutions sales increased 4.8% in the quarter year-over-year, due to more effective selling of our business products through our financial institutional customers.

Integrated Client Solutions also had a good quarter with sales increasing 20.6% year-over-year, more than half of which was organic. After several quarters of sluggish sales, we saw activity begin to pick up in this business toward the end of 2005 and believe that this will continue.

Turning now to Software & Services, which includes Harland Financial Solutions and Harland Services and Payment Solutions. They had another solid quarter, with segment sales increasing 49.8% on a year-over-year basis. Segment income for the quarter increased 33.5% year-over-year.

We are pleased with the sales growth in this business. We have said that we do a good job integrating acquisitions, but that we needed to demonstrate that we can also grow organically. Organic growth in Software & Services was 6.1% in the quarter year-over-year. Organic backlog was up 11% in the quarter year-over-year, and our pipeline continued to strengthen, too.

Margins were weak in the quarter. Contributing to the weaker margins were the implementation of FASB 123R, a higher percentage of service bureau sales in Core Processing, lower-margin business coming from the Intrieve and Liberty acquisitions and business development expenses in Harland Services and Payment Solutions. We still believe we can get our margins in this business closer to industry norms, but our rate of improvement has been slowed by investments in new products and services as well as the change in business mix.

Core Systems sales grew 75.1% in the quarter year-over-year. Our Phoenix system, with its industry-leading architecture, continues to gain greater recognition, and we are now being included in more RFP's as a result. Early in the first quarter, we purchased Financialware, Inc., a small company that has given us an entree into the enterprise content management area. The integration of our enterprise content management solution into our existing core, lending, mortgage, item and payment processing systems is going well, and we see significant cross-selling opportunities for this solution.

Sales in Retail and Lending grew 8% in the quarter year-over-year, driven by very strong sales in Lending from both existing and new accounts. The strength in Lending, however, was offset by weaker year-over-year results in our Retail and Mortgage businesses.

We have increased our focus on our Retail business in the last two quarters, and it is now turning around. In addition, we have some significant new products and services under development in Retail. Our progress is not yet reflected in the results, but we do expect improved results to start to show in the second half of the year. In Mortgage, sales and installations of our E3 product have been slower than we would have liked.

Harland Financial Solutions also includes Cavion, the Internet banking operation acquired with Liberty last year. Liberty owned 80% of Cavion at the time of the acquisition. Last week we finalized the purchase of the remaining 20% of Cavion that was not included in the Liberty acquisition and we will now be integrating this business with our other products and services.

Scantron had a good quarter. Segment sales increased 5.3% year-over-year, all of which was organic, and segment income increased 24.0%. Sales in each of our three businesses in this segment -- Testing & Assessment, Data Collection and Scantron Service Group -- all grew year-over-year. Testing & Assessment sales grew 5.8% in the quarter year-over-year. Our traditional business continues to do well, and we are seeing the benefits of revenue recognition of software orders booked late last year. However, we are still seeing runoff of some of the shrink-wrap products that we have sunsetted.

Data Collection sales grew 4.7% in the quarter year-over-year. Our traditional forms business had a good quarter, and our survey services business was stronger than in recent quarters. However, sales of our new scanner and software were still weak.

Scantron Service Group continues to be a steady performer, with sales growing 5.4% in the quarter year-over-year. The growth came from higher sales of equipment maintenance and installation services.

To recap, we are pleased with the results for the first quarter, especially with the levels of organic growth in each of our three segments.

During the first quarter, we also repurchased more than 500,000 shares of stock, at an aggregate cost of $18.7 million or $36.95 per share. We have almost 2.5 million shares remaining under our current authorization.

From an earnings perspective, we anticipate second-quarter earnings to be in the range of $0.61 to $0.66 per diluted share. The first quarter was better than expected and, as Charlie mentioned, we expect the second quarter to be close to last year's record levels, even though last year we had the unusually high $6 million of buyout payments, and this year we implemented FAS 123R. For the full year, we have increased our earnings estimate to $2.92 to $2.97 per diluted share.

With that, I will open it up to any questions.

QUESTION AND ANSWER

Operator
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(OPERATOR INSTRUCTIONS). John Kraft, D.A. Davidson.

John Kraft - D.A. Davidson - Analyst
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I'm just trying to get my arms around the sequential increase in the Printed
Products business on the revenue side. I believe last quarter you mentioned that there was a new customer coming online. Was that new customer basically coming online at the very end of Q4?

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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No. It came on during Q4, towards the beginning of Q4.

John Kraft - D.A. Davidson - Analyst
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So, then, on a sequential basis, all of Liberty has been integrated. Can you help me understand exactly what's going on there, besides you said the price increase?

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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In terms of the growth?

John Kraft - D.A. Davidson - Analyst
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Yes.

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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You have got the price increase, and you have got growth in Harland Business
Solutions and in ICS.

Charlie Carden - John H. Harland Company - SVP, CFO
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And those two businesses are normally seasonally strong in the first quarter.

John Kraft - D.A. Davidson - Analyst
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But no specifically big, large, new contract wins?

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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No.

John Kraft - D.A. Davidson - Analyst
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I guess I'm also trying to correlate this with the large contract acquisition payments in the quarter. I mean, in that specifically, were those payments to one institution or broke out over several?

Charlie Carden - John H. Harland Company - SVP, CFO
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They went to several institutions, John, and they are largely attributable to prior contracts.

John Kraft - D.A. Davidson - Analyst
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Okay and you did say that this Q1 would be the bulk of '06, correct?

Charlie Carden - John H. Harland Company - SVP, CFO
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It's the largest piece, yes.

John Kraft - D.A. Davidson - Analyst
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And on the core side, core processing, with all the acquisitions you've made, how many products now do you have? And do you have a goal to consolidate in any way any of those?

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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We actually have a very streamlined offering. Our major offering for credit unions is the ULTRADATA system. And then, in the banking side we have Phoenix and for smaller financial institutions, Sparak. And in thrifts, we have Intrieve.

John Kraft - D.A. Davidson - Analyst
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And the Phoenix -- that product was, I guess, somewhat neglected for a while.
That has been built up and basically ready to sell out there?

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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It is absolutely ready, and we have enhanced that product through the integration with our other products and services.

John Kraft - D.A. Davidson - Analyst
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And then, turning to the Software & Services margin. Tim, you mentioned a bunch of things that hurt that, the only one of which -- or, I guess, let me just clarify...the business development spending, the development that you are doing there, is that -- that's about the only thing that's one time-ish, or are there some other sort of one time-ish things in there?

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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Well, if you're talking about year-on-year comparison, you have obviously got the information of the stock option expensing.

John Kraft - D.A. Davidson - Analyst
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Right, but that's not going away.

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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That will not be going away, no. And you have development going on in Services and Payment Solutions. Q1 is always our lowest-margin quarter. And you should anticipate you will see the margin in this pick up over the course of the year.

John Kraft - D.A. Davidson - Analyst
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Do you have a target for the full year that you can share?

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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We have not disclosed our margin target.

John Kraft - D.A. Davidson - Analyst
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And on Scantron, as you sell more of these -- I guess it sounds like there's some subscription contracts in there, selling recognizing revenue ratably. Can you give us an idea of what percent of that business is what you'd consider recurring?

Charlie Carden - John H. Harland Company - SVP, CFO
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It's largely recurring, although the contracts need to be renewed every two years. With schools, they are typically one to three years, and even on the three-year ones they are reaffirmed every year.

John Kraft - D.A. Davidson - Analyst
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So but I mean more of this business is moving to a recurring model, it sounds like.

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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Yes, it is. The software in Testing and Assessment. The business that is running off is the shrink-wrap products, where you recognize it all up front, and new products are all ratably recognized.

John Kraft - D.A. Davidson - Analyst
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And I guess going to Q2 on the Printed Products side, sequentially, obviously, there's the large contract coming up which I think you said was $32 million?

Charlie Carden - John H. Harland Company - SVP, CFO
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That's an annualized revenue number.

John Kraft - D.A. Davidson - Analyst
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Right. And other than that, any new contracts coming on or moving off?

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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Not of significance.

Operator
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(OPERATOR INSTRUCTIONS). Nik Fisken, Stephens, Inc.

Nik Fisken - Stephens, Inc. - Analyst
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

Can you give us an idea on the Printed Products how much integrated HBS is as a percent of sales?

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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If you take our Printed Products revenues, about 75% is in the Checks, and 25%
is in Business Products and Integrated Client Solutions. And the Business Products would be larger than Integrated Client Solutions.

Nik Fisken - Stephens, Inc. - Analyst
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And Charlie, can you walk through those five reasons again why EPS will be down sequentially?

Charlie Carden - John H. Harland Company - SVP, CFO
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In terms of the second quarter compared with the first, the first is the Printed
Products major customer loss that we mentioned. Second is the seasonal impact on Harland Business Solutions and Integrated Client Solutions. We also had fewer open positions in Printed Products, in other words we're staffing up to reflect some lower-than-normal staffing levels that we had in the first quarter. We also have salary increases. We do all of our salary increases on April 1st, and our stock awards are made in April as well so those will impact them. A smaller item was the unusual item, at least for the Company, the $0.01 favorable benefit from 123(R) on the change in accounting principles. Those are the sequential measures or variances.

Nik Fisken - Stephens, Inc. - Analyst
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And the last thing I've got is that I'm a little perplexed why we guided the original guidance on '06 and then we guided up about two months later. I'm intrigued as to what changed over that two-month period.

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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All three of our businesses were performing stronger than we had anticipated.
And clearly, in Printed Products was the major area, and we were probably more effective in achieving a price increase than we had reason to expect. Clearly, the Liberty integration is running ahead of schedule, so we are getting all the benefits of that. And our business products and, in particular, our Integrated Client Solutions were definitely running stronger than we expected.

In the software side, our sales were stronger than we had expected, because Q4 is always a very high quarter. And particularly in the lending area, we had a very strong first quarter. That is unusual, and we hadn't anticipated that. And Scantron was performing better than we'd expected.

Nik Fisken - Stephens, Inc. - Analyst
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Should we expect that 3.1 price per unit to continue?

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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

You always get some issues in terms of mix, but we are certainly encouraged by finally seeing an increase. And obviously, you cannot dictate competitive situations, but we would hope to maintain price improvement in the market.

Nik Fisken - Stephens, Inc. - Analyst
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So a positive number is something to bank on?

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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You never know. You never know with a competitive situation and the mix of business. But I think that our results in the first quarter send a pretty clear message.

Nik Fisken - Stephens, Inc. - Analyst
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And can you characterize the large bank market in terms of are there any large contracts under discussions right now?

Tim Tuff - John H. Harland Company - Chairman, President and CEO
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Well, there are always contract discussions going on, but as I have said, as it relates to our major accounts, we have a lot less activity than is usual, over this sort of 12 to 18-month period. So it mainly relates to activity in accounts handled by our competitors.

Nik Fisken - Stephens, Inc. - Analyst
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Great, thank you.

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Operator

(OPERATOR INSTRUCTIONS). Additionally, I would like to remind our audience that a rebroadcast of this conference is available starting today at 1 PM Eastern time and will run until May 10, 2006, at midnight Eastern time. You may access the rebroadcast by calling 719-457-0820. Please reference pass code 4861426. (OPERATOR INSTRUCTIONS).

Gentlemen, there are no further questions. I will turn the call back over to you for any additional or concluding remarks.

Henry Bond - John H. Harland Company - Treasurer, VP of IR
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Thanks, Laurie. We appreciate you joining us this morning as we discussed our first-quarter results and our outlook for 2006. A replay of the call is also available on our website. Thanks again for joining us.